Exhibit 1.1

MGM RESORTS INTERNATIONAL
(a Delaware corporation)

7.75% Senior Notes Due 2022

UNDERWRITING AGREEMENT

Dated:  March 15, 2012

TABLE OF CONTENTS

UNDERWRITING AGREEMENT

i

MGM RESORTS INTERNATIONAL
(a Delaware corporation)

7.75% Senior Notes due 2022

UNDERWRITING AGREEMENT

March 15, 2012

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
as Representative of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

MGM Resorts International (f/k/a MGM MIRAGE), a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom MLPFS is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A of $1,000,000,000 aggregate principal amount of the Company’s 7.75% Senior Notes due 2022 (the “Notes”).  The Notes are to be issued pursuant to an indenture to be dated as of March 15, 2012 (the “Base Indenture”) among the Company, the Subsidiary Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture to be dated as of March 22, 2012 (the “Supplemental Indenture” and, the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”) among the Company, the Subsidiary Guarantors and the Trustee.  The Notes will be unconditionally guaranteed by those certain wholly-owned subsidiaries of the Company identified on the signature pages hereto (the “Subsidiary Guarantors”) who will guarantee, pursuant to guarantees included in the Indenture (the “Subsidiary Guarantees”), the interest and other amounts payable on the Notes.  As used herein the term “Securities” shall include the Notes and the Subsidiary Guarantees.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-180112), including a related base prospectus, relating to the registration of debt and common stock of the Company (the “Shelf Securities”), including the Securities, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”).  Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, including any required information deemed to be a part thereof pursuant to Rule 430B (“Rule 430B”) of the 1933 Act Regulations is herein called the “Registration Statement” and the related prospectus covering the Shelf Securities included in the Registration Statement at any given time, including the amendments thereto at such time, is herein called the “Base Prospectus.”  The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”

The Company has prepared, filed and delivered to each Underwriter, copies of a preliminary prospectus supplement dated March 15, 2012 in accordance with the provisions of Rule 430B and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations (together with the Base Prospectus (to the extent not superseded or modified), the “Preliminary Prospectus”), and has provided to each Underwriter the information set forth on Schedule D hereto (the “Pricing Supplement”), each for use by the Underwriters in connection with its solicitation of offers to purchase the Securities.  The Preliminary Prospectus and the Pricing Information, together with the other Issuer Free Writing Prospectuses (as defined below), if any, identified on Schedule B hereto and any other free writing prospectus (as defined below) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package, are herein referred to as the “Pricing Disclosure Package”.  All references herein to the term “Pricing Disclosure Package” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), prior to the Applicable Time and incorporated by reference in the Pricing Disclosure Package.  “Applicable Time” means 4:57 p.m. (New York City time) on the date of this Agreement or such other time as agreed by the Company and the Representative.

Promptly after the Applicable Time, the Company will prepare and deliver to each Underwriter a final prospectus supplement dated the date hereof.  The Base Prospectus (to the extent not superseded or modified) together with the final prospectus supplement in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein referred to as the “Prospectus”.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 of the 1933 Act Regulations and “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the 1933 Act Regulations, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the applicable document; and all references herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, any free writing prospectus or the Prospectus shall be deemed to mean and include all information filed under the 1934 Act or the 1934 Act Regulations on or before such time and incorporated by reference therein.

The Company hereby confirms its engagement of Merrill Lynch as, and Merrill Lynch hereby confirms its agreement with the Company to render services as, the “qualified independent underwriter,” within the meaning of NASD Conduct Rule 2720(f)(12) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Notes.  Merrill Lynch, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

SECTION 1.                            Representations and Warranties by the Company and Subsidiary Guarantors.  The Company and the Subsidiary Guarantors jointly and severally represent and warrant to each Underwriter as of the date hereof, the Applicable Time and as of the Closing Time as follows (references in this Section 1 to the Prospectus shall apply only in the case of representations and warranties made as of the Closing Time):

(a)                                 Status as a Well-Known Seasoned Issuer.  (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations (“Rule 163”) and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405.  The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.”  The Company has not received from the Commission any notice, including pursuant to Rule 401(g)(2) of the 1933 Act Regulations, objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405.

(b)                                 Registration Statement, Prospectus and Disclosure at Applicable Time.  The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on March 15, 2012, and any post-effective amendment thereto also became effective upon filing under Rule 462(e).  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the time the Registration Statement became effective (including without limitation the effective dates of any amendments thereto and each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations), as of the Applicable Time and at the Closing Time, the Registration Statement complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the requirements of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules and regulations of the Commission promulgated thereunder, and did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and neither the Pricing Disclosure Package, as of the Applicable Time and at the Closing Time, nor the Prospectus nor any amendments or supplements thereto, as of its date, and at the Closing Time, included or will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this section shall not apply to statements in or omissions from the Registration Statement, Pricing Disclosure Package or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement, Pricing Disclosure Package or Prospectus, as applicable (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 6(f) hereof).

The Preliminary Prospectus and the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto and the Prospectus when filed complied when so filed in all material respects with the 1933 Act Regulations, the Prospectus when filed will comply when so filed in all material respects with the 1933 Act Regulations and each such prospectus delivered to the Underwriters for use in connection with this offering was, and the Prospectus when so delivered will be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission (“Regulation S-T”).

Each Issuer Free Writing Prospectus (including any electronic road show), as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 3(e) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 6(f) hereof).

(c)                                  Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the applicable published rules and regulations thereunder and the rules of the Public Company Accounting Oversight Board (United States).  Any non-audit services provided by Deloitte & Touche LLP to the Company or any of the Subsidiary Guarantors have been approved by the Audit Committee (or the Audit Committee Chair) of the Board of Directors of the Company.

(d)                                 Company’s Accounting System.  The Company and the Company Subsidiaries, as hereinafter defined, maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act (as defined below) and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(e)                                  Financial Statements.  The financial statements, together with the related notes, included in the Registration Statement and Pricing Disclosure Package present fairly, in all material respects, the respective financial positions of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as applicable, said financial statements have been prepared in conformity with GAAP applied on a consistent basis; the supporting schedule included in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as applicable, presents fairly, in all material respects, the information required to be stated therein; and the Company’s ratio of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus and the Pricing Disclosure Package have in each case been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.  The selected historical financial data and summary financial information, if any, included in each of the Prospectus and the Pricing Disclosure Package present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  Except as set forth in the Pricing Disclosure Package and the Prospectus, respectively, the historical consolidated financial statements together with the notes thereto forming part of the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the requirements applicable to financial statements of the Company required to be included in registration statements on Form S-3 under the 1933 Act.  The statistical and market-related data and forward-looking statements contained in the Pricing Disclosure Package and the Prospectus are based upon good faith estimates and assumptions believed by the Company and the Subsidiary Guarantors to be reasonable at the time made.  All disclosures contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the Commission.  As used herein, “subsidiaries” has the meaning ascribed thereto in Regulation S-X under the 1933 Act.

(f)                                   Compliance with Sarbanes-Oxley.  The Company and the Company Subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(g)                                  No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of the Company Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Company Subsidiaries considered as one enterprise and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(h)                                 Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(i)                                     Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses.

(j)                                    Good Standing of Designated Subsidiaries.  Each of the subsidiaries of the Company listed on Schedule C hereto (collectively, the “Company Subsidiaries” and, individually, each a “Company Subsidiary”) has been duly incorporated or formed and is validly existing as a corporation, limited liability company, general partnership or limited partnership in good standing under the laws of its state or other jurisdiction of incorporation or formation, and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus.  Each Company Subsidiary is duly qualified and in good standing as a foreign corporation, limited liability company, general partnership or limited partnership in each jurisdiction in which the character or location of its assets or property (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to qualify would not have a Material Adverse Effect.  The Company does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization other than the Company Subsidiaries (other than MGM China Holdings Limited and, for the avoidance of doubt, CityCenter Holdings LLC).  All of the issued and outstanding capital stock or other ownership interests, as the case may be, of each Company Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company (with respect to ownership only, with the exception of MGM Grand Detroit, LLC (including its subsidiaries) and MGM Grand (Macau) Limited (in which the Company has approximately a 97% and 89% interest, respectively)), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for liens permitted under the “Description of the Notes— Certain Covenants— Liens” (the “Permitted Liens”) in the Pricing Disclosure Package and the Prospectus.

(k)                                 Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Pricing Disclosure Package and the Prospectus (except for subsequent issuances or purchases, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee benefit plans, the exercise of convertible securities or the Company’s stock repurchase program referred to in each of the Pricing Disclosure Package and the Prospectus); and the shares of issued and outstanding common stock have been duly authorized and validly issued and are fully paid and non-assessable.

(l)                                     Permits.  Except where any such failure to do so would not have a Material Adverse Effect, each of the Company and the Company Subsidiaries has all requisite corporate, limited liability company or partnership power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, including any and all licenses, permits and approvals required under any foreign, federal, state or local law (including the Nevada Gaming Control Act, the New Jersey Casino Control Act, the Michigan Gaming Control and Revenue Act, the Illinois Riverboat Gambling Act and the Mississippi Gaming Control Act and the rules and regulations thereunder and any similar laws and regulations governing any aspect of legalized gaming in any foreign, federal, state or local jurisdiction (collectively, the “Gaming Laws”)), to own, lease and license its assets and properties and to conduct its business, but only to the extent the same are currently conducted and operated as described in each of the Pricing Disclosure Package and the Prospectus, and, except to the extent disclosed in each of the Pricing Disclosure Package and the Prospectus with respect to the receipt of the Illinois Approval (as defined below) relating to Nevada Landing (as defined below) to execute the Subsidiary Guarantees.  The Company and each of the Company Subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such authorizations, approvals, consents, orders, licenses, certificates and permits, and neither the Company nor any Company Subsidiary is in violation of any term or provision of any such authorizations, approvals, consents, orders, licenses, certificates or permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the holder thereof.  To the knowledge of the Company and any of the Company Subsidiaries, no  (A) governmental or regulatory body is considering modifying, limiting, conditioning, suspending, revoking or not renewing any such authorizations, approvals, consents, orders, licenses, certificates or permits of the Company or any of the Company Subsidiaries (other than immaterial modifications, limitations and conditions arising in connection with licensing) and (B) governmental or regulatory bodies are actively investigating the Company or any of the Company Subsidiaries or related parties (other than normal oversight reviews by such bodies incident to the licensure, gaming activities and casino management activities of the Company and the Company Subsidiaries).

(m)                             Non-Contravention.  Neither the Company nor any Company Subsidiary is (i) in violation of its charter, bylaws, partnership agreement or limited liability company agreement, as applicable, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Company Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Company Subsidiary is subject except in the case of clause (ii) for any violation or default which, individually or in the aggregate, would not have a Material Adverse Effect; and the execution, delivery and performance by the Company and each of the Subsidiary Guarantors of the Indenture, the

Notes and the Subsidiary Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Company and the Subsidiary Guarantors with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of (other than as expressly contemplated thereby) any lien, charge or encumbrance (in each case, other than Permitted Liens) upon any property or assets of the Company or any Company Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Company Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Company Subsidiary is subject, except for such conflicts, breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter, bylaws, partnership agreement or limited liability company agreement, as applicable, of the Company or any Company Subsidiary or any applicable law, administrative regulation or administrative or court decree.

(n)                                 Absence of Labor Dispute.  No labor dispute with the employees of the Company or any Company Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of its or any Company Subsidiary’s principal suppliers, manufacturers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.  None of the Company and its subsidiaries has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (ii) any applicable wage or hour laws or (iii) any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder (“ERISA”), which in any such event could be reasonably expected to have a Material Adverse Effect.

(o)                                 ERISA Compliance.  Except as otherwise disclosed in each of the Pricing Disclosure Package and the Prospectus, the Company and the Company Subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, the Company Subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, of which the Company or such subsidiary is a member.

(p)                                 Absence of Proceedings.  There is no action, suit or proceeding, before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Company Subsidiary which has not been disclosed in each of the Pricing Disclosure Package and the Prospectus and could reasonably be expected to result in a Material Adverse Effect, could reasonably be expected to materially and adversely affect the properties or assets of the Company and the Company Subsidiaries or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; the aggregate of all pending legal or governmental pro-

ceedings to which the Company or any Company Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in each of the Pricing Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, considered in the aggregate, if adversely determined reasonably be expected to result in a Material Adverse Effect; and there are no contracts or documents of the Company or any Company Subsidiary which are required to be filed as exhibits to the Registration Statement or otherwise included by the 1933 Act or the 1933 Act Regulations which have not been filed or included in each of the Pricing Disclosure Package and the Prospectus, which could, through breach, termination or by execution of their terms, reasonably be expected to result in a Material Adverse Effect.

(q)                                 Possession of Intellectual Property.  The Company and the Company Subsidiaries own, have incidental rights to or possess the right to use to the extent necessary in their businesses, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “proprietary rights”) presently employed by them in connection with the business now operated by them, and neither the Company nor any Company Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any proprietary rights, or of any facts which would render any proprietary rights invalid or inadequate to protect the interest of the Company or any Company Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(r)                                    Title to Properties. Except as disclosed in each of the Pricing Disclosure Package and the Prospectus, each of the Company and the Company Subsidiaries has good title to all the properties and assets reflected as owned on the financial statements referred to in Section 1(e) hereof or elsewhere in each of the Pricing Disclosure Package and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of the Company and the Company Subsidiaries considered as one enterprise and do not materially interfere with the use made or proposed to be made of such property by the Company or such Company Subsidiary, where such interference would materially and adversely affect the Company and the Company Subsidiaries considered as one enterprise.  The real property, improvements, equipment and personal property held under lease by the Company or any Company Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Company Subsidiary, except where such interference would not materially and adversely affect the Company and the Company Subsidiaries considered as one enterprise.

(s)                                   Compliance with Hazardous Materials Laws.  To the best knowledge of the Company, no condition exists that violates any Hazardous Material Law applicable to any of the real property of the Company, except for such violations that would not result in a Material Adverse Effect.  For purposes hereof, a “Hazardous Material Law” shall mean a law, rule or regulation governing the treatment, transportation or disposal of substances defined as “hazardous substances” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., or as “hazardous”, “toxic” or “pollutant” substances or as “solid waste” pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or as “friable asbestos” pursuant to the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.

(t)                                    No Authorization.  No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Notes or the execution of the Subsidiary Guarantees, other than as required under Gaming Laws and which have been obtained, except to the extent disclosed in each of the Pricing Disclosure Package and the Prospectus with respect to the receipt of the Illinois Approval relating to Nevada Landing and except such as may be required under state securities laws.

(u)                                 Authorization of Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors, and constitutes a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against them in accordance with its terms, except as the enforcement thereof may be limited (i) by bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally, (ii) by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) with respect to rights of indemnification or contribution, federal or state securities laws or principles of public policy.

(v)                                 Authorization of the Indenture.  The Indenture has been duly authorized by the Company and the Subsidiary Guarantors and, at the Closing Time, will have been duly executed and delivered by the Company and the Subsidiary Guarantors and, at such time, will constitute a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against them in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) with respect to rights of indemnification or contribution, federal or state securities laws or principles of public policy.  The Indenture will comply as to form, in all material respects, with the requirements of the Trust Indenture Act and the rules and regulations of the Commission promulgated thereunder (other than as permitted by the terms of the Indenture).

(w)                               Authorization of the Securities.  The Notes and the Subsidiary Guarantees have been duly authorized and, at the Closing Time, will have been duly executed by the Company and the Subsidiary Guarantors, respectively, and, when authenticated, issued, executed and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against them in accordance with their terms, except in each case as the enforcement thereof may be limited (i) by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally, (ii) by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) with respect to rights of indemnification or contribution, federal or state securities laws or principles of public policy.

(x)                                 Authority of the Company.  The Company has all requisite corporate power and authority to enter into this Agreement, the Indenture and the Notes and to carry out the provisions and conditions hereof and thereof.

(y)                                 Authority of the Subsidiary Guarantors.  Each Subsidiary Guarantor has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement, the Indenture and the Subsidiary Guarantees and to carry out the provisions and conditions hereof and thereof.

(z)                                  Description of Certain Operative Agreements.  The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in each of the Pricing Disclosure Package and the Prospectus.

(aa)                          Ranking.  The Notes are and will be (i) senior in right of payment to all subordinated indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter and (ii) equal in right of payment with all other indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter (except for future indebtedness of the Company that may be subordinated to the Notes).  The Notes constitute “Senior Indebtedness” (as defined in the Subordinated Mandalay Notes) (“Senior Indebtedness”) with respect to the 7.625% Senior Subordinated Debentures due 2013 (the “Subordinated Mandalay Notes”) of Mandalay Resort Group, a Nevada corporation.

(bb)                          No Default in Senior Indebtedness.  No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Indebtedness.

(cc)                            Subsidiary Guarantees.  The Subsidiary Guarantee of each Subsidiary Guarantor is and will be (i) senior in right of payment to all subordinated indebtedness of the applicable Subsidiary Guarantor that is outstanding on the date hereof or that may be incurred hereafter and (ii) equal in right of payment with all other indebtedness of such Subsidiary Guarantor that is outstanding on the date hereof or that may be incurred hereafter (except for future indebtedness of such Subsidiary Guarantor that may be subordinated to such Subsidiary Guarantee).  The Subsidiary Guarantees constitute “Senior Indebtedness” with respect to the Subordinated Mandalay Notes.

(dd)                          Incorporated Documents.  The documents filed or to be filed pursuant to the 1934 Act or the 1934 Act Regulations and incorporated or deemed to be incorporated by reference in each of the Pricing Disclosure Package and the Prospectus at the time they were filed, or hereafter are filed, with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ee)                            Investment Company Act.  Neither the Company nor any Subsidiary Guarantor is nor upon the issuance and sale of the Notes and the issuance of the Guarantees as herein contemplated and the application of the net proceeds therefrom as described in each of the Pricing Disclosure Package and the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(ff)                              No Price Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(gg)                            Regulations T, U, X.  Neither the Company nor any Company Subsidiary nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(hh)                          FINRA.  To the Company’s knowledge, (i) the Company is not the parent or an affiliate of any of the Underwriters, (ii) the Company is not the parent of a member (as defined in Rule 0120 of FINRA) and (iii) other than as disclosed in the Pricing Disclosure Package and the Prospectus, none of the Underwriters or their respective associated persons, parents or affiliates have a conflict of interest with the Company.  For purposes of this representation and warranty, “parent,” “affiliate” and “conflict of interest” are defined in Rule 2720 of the NASD Conduct Rules of FINRA.

(ii)                                  Reporting Company.  The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

(jj)                                Insurance.  Each of the Company and the Company Subsidiaries maintains insurance with carriers against such risks and in such amounts with such deductibles determined to be prudent in the reasonable judgment of the Company and consistent with the past practices of the Company. The Company has no reason to believe that it or any Company Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither of the Company nor any Company Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(kk)                          Tax Law Compliance.  Each of the Company and the Company Subsidiaries has filed all federal, and all material state and foreign tax returns required to filed by it and has paid all material taxes (including in its capacity as withholding agent) required to be paid by it and, if due and payable, any material related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings if adequate reserves have been made for such taxes and any related assessment, fine or penalty in accordance with GAAP.  The Company has made adequate charges, accruals and reserves pursuant to the Financial Accounting Standards Board Interpretation No. 48 in the applicable financial statements referred to in Section 1(e) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(ll)                                  Solvency.  Giving effect to the sale and issuance of the Securities, at the Closing Time, the Company and its Subsidiaries, considered as a single integrated financial enterprise, are Solvent.  As used herein, the term “Solvent” means, as to any person, that (a) the sum of the assets of such person, both at a fair valuation and at a present fair saleable value, exceeds its liabilities, including its probable liability in respect of contingent liabilities, (b) such person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature.

(mm)                  No Unlawful Contributions or Other Payments.  Except as otherwise disclosed in each of the Pricing Disclosure Package and the Prospectus, neither the Company nor any Company Subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company or any Company Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law, the violation of which would have a Material Adverse Effect, or would be of the character necessary to be disclosed in each of the Pricing Disclosure Package and the Prospectus in order to make the statements therein not misleading.

(nn)                          No Conflict with Money Laundering Laws.  The operations of the Company and each Company Subsidiary are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Company Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, the adverse determination of which would have a Material Adverse Effect.

(oo)                          No Conflict with OFAC Laws.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(pp)                          Company Additional Written Communications.  The Company has not prepared, made, used, authorized, approved or distributed any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) a “Company Additional Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Prospectus, and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a) hereof.  Each such Company Additional Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by the Representative expressly for use in any Company Additional Written Communication (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described in Section 6(f)).

(qq)                          No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

SECTION 2.                            Sale and Delivery to Underwriters; Closing.

(a)                                 Notes.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of the Notes set forth in Schedule A opposite the name of such Underwriter plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, and the Subsidiary Guarantors agree to execute and deliver the Indenture containing the Subsidiary Guarantees of such Notes.

(b)                                 Payment.  Payment of the purchase price for, and delivery of certificates for, the Notes shall be made at the office of Cahill, Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M.  (New York time) on March 22, 2012 (unless postponed in accordance with the provisions of Section 9), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Company by wire transfer to an account or sub-account designated by the Company prior to the Closing Time, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities, to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities, which it has agreed to purchase. MLPFS, individually and not as representative of the Underwriters, may make payment of the purchase price for the Securities, to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)                                  Denominations; Registration.  Global certificates representing the Notes, shall be delivered to DTC.  Interests in the Notes will be represented by book entries on the records of DTC as the Representative may request not less than two full business days in advance of the Closing Time.  The Company agrees to have the global certificates, if any, available for inspection by the Representative in New York, New York, not later than 4:00 P.M. (New York time) on the business day prior to the Closing Time.

SECTION 3.                            Covenants of the Company.

The Company and each of the Subsidiary Guarantors, jointly and severally, covenant with each Underwriter as follows:

(a)                                 Effectiveness.  The Company will comply with the requirements of Rule 430B, including without limitation filing a prospectus including the information omitted from the Preliminary Prospectus in reliance on paragraph (a) or (b) of Rule 430B (“Rule 430B Information”), and will notify the Representative immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement and any amendment thereto, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceed-

ing under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(b)                                 Amendments.  The Company will give the Representative prompt notice of its intention to file or prepare any post-effective amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such Prospectus to which the Representative or counsel for the Underwriters shall reasonably object.

(c)                                  Delivery of Registration Statement.  The Company will deliver to the Representative as many signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) as the Representative may reasonably request and will also deliver to the Representative a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Prospectus; Delivery of Prospectus.  As promptly as practicable following the Applicable Time and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Underwriters the Prospectus, which shall consist of the Preliminary Prospectus as modified only by the information contained in the Pricing Supplement.  The Company will, during the period prior to the completion of the resale of the Securities by the Underwriters, furnish to each Underwriter, without charge, such number of copies of the Pricing Disclosure Package and the Prospectus and any amendments and supplements thereto and documents incorporated by reference therein as such Underwriter may reasonably request.  Before using or distributing any Company Additional Written Communication, the Company will furnish to the Representative a copy of such written communication for review and will not use or distribute any such written communication to which the Representative reasonably objects.  In addition, the Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Notice and Effect of Material Events.  The Company will immediately notify the Representative and confirm such notice in writing, of prior to the completion of the placement of the Securities by the Underwriters as evidenced by a notice from the Representative to the Company, any material changes in or affecting the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise which (i) make any statement in the Pricing Disclosure Package or the Prospectus false or misleading in any material respect or (ii) if not disclosed in the Pricing Disclosure Package or the Prospectus would constitute a material omission therefrom.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Company, its counsel, the Representative or counsel for the Underwriters, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, such new registration statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any prospectus supplement relating to the Securities or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and, subject to Section 3(j), will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)                                   Qualification of Securities for Offer and Sale.  The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.  In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the Applicable Time.

(g)                                  Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Notes in conformity with the uses set forth in each of the Pricing Disclosure Package and the Prospectus.

(h)                                 Reporting Requirements.  The Company, prior to the completion of the placement of the Securities by the Underwriters with the Subsequent Purchasers, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement as defined in Rule 158 for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)                                     Rating of Securities.  The Company shall take all reasonable action necessary to enable Standard & Poor’s Ratings Group (“S&P”) and Moody’s Investors Service Inc. (“Moody’s”) to provide their respective credit ratings of the Notes.

(j)                                    Illinois Approval.  From and after the date of this Agreement, the Company and Nevada Landing Partnership, an Illinois general partnership (“Nevada Landing”), shall use their commercially reasonable efforts to, as promptly as reasonably practicable, apply for and obtain the approval of the Illinois Gaming Board for Nevada Landing to become a Subsidiary Guarantor and guarantee the Notes (the “Illinois Approval”).

(k)                                 Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Underwriters and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.

The Representative on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Subsidiary Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.         Payment of Expenses.

(a)                                 Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement, the Pricing Disclosure Package and the Prospectus (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery of this Agreement and the Indenture, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky Survey, if any, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto and of each amendment thereto, (vii) the printing and delivery to the Underwriters of copies of a Blue Sky Survey, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (ix) any fees payable in connection with the rating of the Notes, (x) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters and (xi) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Subsidiary Guarantors in connection with approval of the Securities by DTC for book-entry transfer, and the performance by the Company and the Subsidiary Guarantors of their respective other obligations under this Agreement.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5(h) or Section 8(a) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.                                               Conditions of Underwriters’ ObligationsThe obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Subsidiary Guarantors herein contained, to the performance by the Company and the Subsidiary Guarantors of their obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement.  The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).  The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)                                 Opinions of Counsel.  At the Closing Time, the Underwriters shall have received:

(1)                                 The favorable opinion, dated as of the Closing Time, of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit A hereto.

(2)                                 The favorable opinion, dated as of the Closing Time, of Lionel Sawyer & Collins, Nevada counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit B hereto.

(3)                                 The favorable opinion, dated as of the Closing Time, of Fox Rothschild LLP, New Jersey counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit C hereto.

(4)                                 The favorable opinion of Dickinson Wright PLLC, Michigan counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit D hereto.

(5)                                 The favorable opinion of Butler, Snow, O’Mara, Stevens & Cannada, PLLC, Mississippi counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit E hereto.

(6)                                 The favorable opinion, dated as of the Closing Time, of Cahill Gordon & Reindel LLP, counsel for the Underwriters, and covering the matters described in Exhibit F hereto.

(7)                                 The favorable opinion, dated as of the Closing Time, of Shefsky and Froelich Ltd., Illinois counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit H hereto.

In giving their opinions required by subsections (b)(1) and (b)(6), respectively, of this Section, Milbank, Tweed, Hadley & McCloy LLP and Cahill Gordon & Reindel LLP shall each additionally state that nothing has come to their attention that would lead them to believe that (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein) and that part of the Registration Statement which constitutes the Trustee’s Statement of Eligibility and Qualification under the 1939 Act (Form T-1), as to which counsel need make no statement) (i) the Registration Statement, at the time it became effective (which, for purpose of the opinion shall mean March 15, 2012), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date or as of the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  Officers’ Certificate.  Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and the Company Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the president or a vice president of the Company and of the secretary or the assistant secretary of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof were true and correct at the Applicable Time and are true and correct on and as of the Closing Time with the same force and effect as though expressly made at and as of the Closing Time, (iii) except to the extent disclosed in each of the Pricing Disclosure Package and the Prospectus with respect to the receipt of the Illinois Approval relating to Nevada Landing, all authorizations, approval or consents under the Gaming Laws necessary in connection with the offering, issuance and sale of the Notes and the execution of the Subsidiary Guarantees have been obtained, (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (v) no stop order suspending the effectiveness of the Registration Statement or notice under Rule 401(g)(2) that would prevent its use has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

(d)                                 Accountants’ Comfort Letter.  The Underwriters shall have received from Deloitte & Touche LLP, independent public accountants, a letter dated the date hereof, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Preliminary Prospectus and the Pricing Supplement.

(e)                                  Bring-down Comfort Letter.  At the Closing Time, the Representative shall have received from Deloitte & Touche LLP, independent public accountants, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that (i) procedures shall be brought down to a date not more than five days prior to the Closing Time and (ii) it shall cover the financial information in the Prospectus and any amendment or supplement thereto (and shall make the statements made in the letter furnished pursuant to subsection (c) of this Section with respect to any such amendment or supplement (including any periodic or current report filed with the Commission after the date hereof and prior to the Closing Time)).

(f)                                   Maintenance of Rating.  As of the Closing Time, the corporate family rating of the Company by Moody’s and the corporate credit rating of the Company by S&P shall be at least Caa1 and CCC+.  In addition, as of the Closing Time, the Company shall have delivered to the Representative a letter, dated as of the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Company has such ratings; and, subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have occurred a downgrading in the rating assigned to any of the Company’s other debt securities by any nationally recognized securities rating agency.

(g)                                  Additional Documents.  At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(h)                                 Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Sections 4, 6 and 8 hereof.

(i)                                     Mississippi Gaming Commission Shelf Approval.  The Mississippi Gaming Commission shall not have suspended, withdrawn, issued an interlocutory stop order or otherwise terminated the June 23, 2009 (i) exemption with respect to the Company and certain of its Subsidiaries from the requirement to obtain prior approval of continuous public offerings and/or private placements and (ii) approvals permitting encumbrance of the equity securities of the Company or the Company Subsidiaries.

(j)                                    Nevada Gaming Commission Shelf Approval.  Neither the Nevada Gaming Commission nor the Nevada State Gaming Control Board shall have suspended, withdrawn, issued an interlocutory stop order or otherwise terminated the three-year approval granted on July 13, 2011 allowing for continuous or delayed public offerings by the Company, Mirage Resorts Incorporated and Mandalay Resort Group or any of their affiliated companies, wholly-owned by any of them, which is or would become a publicly traded company as a result of such offering and the related approvals to place restrictions upon the transfer of the equity securities of the Company’s affiliates (including the Company Subsidiaries).

SECTION 6.                            Indemnification.

(a)                                 Indemnification of Underwriters.  The Company and the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Underwriter, (ii) each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and (iii) the respective officers, directors, partners, employees, representatives, affiliates and agents of any Underwriter or person referenced in clause (ii) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, which expenses shall be paid as incurred) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof (including any information deemed to be a part thereof pursuant to Rule 430B or Rule 430C of the 1933 Act Regulations), any Issuer Free Writing Prospectus, any preliminary prospectus (including the Preliminary Prospectus), the Pricing Disclosure Package or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described in Section 6(f)).

(b)                                 Indemnification of Company and the Subsidiary Guarantors.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless (i) the Company, its directors, its officers who signed the Registration Statement and each Subsidiary Guarantor and each of the Subsidiary Guarantor’s directors and officers who signed the Registration Statement, (ii) each person, if any, who controls the Company and any Subsidiary Guarantor within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and (iii) the respective officers, directors, partners, employees, representatives, affiliates and agents of the Company, any Subsidiary Guarantor or person referenced in clause (ii) to the same extent as the foregoing indemnity in Section 6(a) from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus (including the Preliminary Prospectus), the Pricing Disclosure Package or the Prospectus or any amendments or supplements thereto (it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 6(f)).

(c)                                  Indemnification Procedures.  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6(a) or 6(b), such person (the “Indemnified Party”) shall promptly notify the person from whom such indemnity may be sought (the “Indemnifying Party”) in writing (provided that failure to so notify an indemnifying party shall not relieve such Indemnifying Party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement) and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 6(a) above, and by the Company, in the case of parties indemnified pursuant to Section 6(b) above.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the first and second sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(d)                                 Contribution.  To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnified Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other hand from the offering of the Notes, or (ii) if the allocation provided by Section 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 6(d)(i) above but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total underwriting discounts or commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Price to Public of the Notes.  The relative fault of the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.

(e)                                  The Company, the Subsidiary Guarantors and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d).  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discounts or commissions applicable to the Notes underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not liable for any such fraudulent misrepresentation.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.  The obligations of the Underwriters to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder, and not joint.

(f)                                   It is understood and agreed that the only information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter:  paragraph three (first sentence only) under the caption “Underwriting (Conflicts of Interest)”.

(g)                                  Without limitation and in addition to its obligation under the other subsections of this Section 6, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of NASD Conduct Rule 2720(f)(12) of FINRA) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.

SECTION 7.                            Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements, including indemnity and contribution provisions, contained in this Agreement, or contained in certificates of officers of the Company and the Subsidiary Guarantors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the QIU or controlling person, or by or on behalf of the Company, and shall survive the termination of this Agreement and the delivery of the Securities to the Underwriters.

SECTION 8.                            Termination of Agreement.

(a)                                 Termination; General.  This Agreement shall be subject to termination by notice given by the Representative to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Time (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, NYSE Amex Equities or the Financial Industry Regulatory Authority, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Representative, is material and adverse or (v) there has been, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the Pricing Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (b) in the case of any of the events specified in Sections 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in the sole judgment of the Representative, impracticable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.  Notwithstanding any such termination, the provisions of Section 6 shall remain in effect.

SECTION 9.                            Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 48 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 48-hour period, then:

(a)                                 if the number of Defaulted Securities does not exceed 10% of the Notes, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)                                 if the number of Defaulted Securities exceeds 10% of the Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.  In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section.

SECTION 10.       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representative c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, Legal Department, One Bryant Park, New York, New York 10036, fax: (212) 901-7897, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005, attention of James J. Clark, and notices to the Company shall be directed to it at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, attention of John M. McManus, Executive Vice President, General Counsel and Secretary, with a copy to Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, NY 10005, attention of Rod Miller.

SECTION 11.       Parties.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12.       Governing Law and Time.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.  Specified times of day refer to New York City time unless otherwise expressly provided herein.

SECTION 13.       Effect of Headings.  The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 14.       No Fiduciary Responsibility.  Each of the Company and the Subsidiary Guarantors acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement (collectively, the “Transactions”), the Company and the Subsidiary Guarantors and each Underwriter and any affiliate through which it may be acting (each, a “Transaction Affiliate”) have an arms length business relationship that creates no fiduciary duty on the part of each Underwriter or any Transaction Affiliate and each expressly disclaims any fiduciary relationship with respect to any and all aspects of the Transactions.

SECTION 15.       Entire Agreement.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties hereto with respect to the subject matter hereof.

[signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

MGM RESORTS INTERNATIONAL

By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Executive Vice President,
General Counsel and Secretary

1	350 LEASING COMPANY I, LLC, a Nevada limited liability company
2.	350 LEASING COMPANY II, LLC, a Nevada limited liability company
3.	450 LEASING COMPANY I, LLC, a Nevada limited liability company
4.	550 LEASING COMPANY I, LLC, a Nevada limited liability company
5.	550 LEASING COMPANY II, LLC, a Nevada limited liability company
6.	AC HOLDING CORP., a Nevada corporation
7.	AC HOLDING CORP. II, a Nevada corporation
8.	ARIA RESORT & CASINO, LLC, a Nevada limited liability company
9.	BEAU RIVAGE RESORTS, INC., a Mississippi corporation
10.	BELLAGIO, LLC, a Nevada limited liability company
11.	BUNGALOW, INC., a Mississippi corporation
12.	CIRCUS CIRCUS CASINOS, INC., a Nevada corporation
13.	MGM RESORTS MISSISSIPPI, INC., a Mississippi corporation
14.	CITYCENTER FACILITIES MANAGEMENT, LLC, a Nevada limited liability company
15.	CITYCENTER REALTY CORPORATION, a Nevada corporation
16.	DESTRON, INC., a Nevada corporation
17.	DIAMOND GOLD, INC., a Nevada corporation
18.	GALLEON, INC., a Nevada corporation
19.	GOLD STRIKE FUEL COMPANY, LLC, a Nevada limited liability company
20.	GOLD STRIKE L.V., a Nevada partnership

By:  Diamond Gold Inc., a Nevada corporation, Partner

By:  M.S.E. Investments, Incorporated, a Nevada corporation, Partner

21.	GRAND LAUNDRY, INC., a Nevada corporation
22.	IKM MGM MANAGEMENT, LLC, a Nevada limited liability company
23.	IKM MGM, LLC, a Nevada limited liability company
24.	JEAN DEVELOPMENT COMPANY, LLC, a Nevada limited liability company
25.	JEAN DEVELOPMENT NORTH, LLC, a Nevada limited liability company
26.	JEAN DEVELOPMENT WEST, LLC, a Nevada limited liability company
27.	JEAN FUEL COMPANY WEST, LLC, a Nevada limited liability company
28.	LV CONCRETE CORP., a Nevada corporation
29.	M.I.R. TRAVEL, a Nevada corporation
30.	M.S.E. INVESTMENTS, INCORPORATED, a Nevada corporation
31.	MAC, CORP., a New Jersey corporation
32.	MANDALAY CORP., a Nevada corporation
33.	MANDALAY EMPLOYMENT, LLC, a Nevada limited liability company
34.	MANDALAY MARKETING AND EVENTS, a Nevada corporation
35.	MANDALAY PLACE, a Nevada corporation
36.	MANDALAY RESORT GROUP, a Nevada corporation
37.	METROPOLITAN MARKETING, LLC, a Nevada limited liability company
38.	MGM BRIMFIELD, LLC, a Massachusetts limited liability company
39.	MGM GRAND ATLANTIC CITY, INC., a New Jersey corporation
40.	MGM GRAND CONDOMINIUMS, LLC, a Nevada limited liability company
41.	MGM GRAND CONDOMINIUMS II, LLC, a Nevada limited liability company
42.	MGM GRAND CONDOMINIUMS III, LLC, a Nevada limited liability company

43.	MGM GRAND CONDOMINIUMS EAST-TOWER I, LLC, a Nevada limited liability company
44.	MGM GRAND DETROIT, INC., a Delaware corporation
45.	MGM GRAND HOTEL, LLC, a Nevada limited liability company
46.	MGM RESORTS ADVERTISING, INC., a Nevada corporation
47.	MGM RESORTS AIRCRAFT HOLDINGS, LLC, a Nevada limited liability company
48.	MGM RESORTS INTERNATIONAL DESIGN, a Nevada corporation
49.	MGM RESORTS ENTERTAINMENT AND SPORTS, a Nevada corporation
50.	MGM HOSPITALITY, LLC, a Nevada limited liability company
51.	MGM INTERNATIONAL, LLC, a Nevada limited liability company
52.	MGM RESORTS INTERNATIONAL MARKETING, INC., a Nevada corporation
53.	MGM RESORTS LAKE CHARLES, LLC, a Louisiana limited liability company
54.	MGM RESORTS LAND HOLDINGS, LLC, a Nevada limited liability company
55.	MGM RESORTS MANAGEMENT AND TECHNICAL SERVICES, LLC, a Nevada limited liability company
56.	MGM RESORTS MANUFACTURING CORP., a Nevada corporation
57.	MGM RESORTS ONLINE, LLC, a Nevada limited liability company
58.	MGM RESORTS INTERNATIONAL OPERATIONS, INC., a Nevada corporation
59.	MGM RESORTS RETAIL, a Nevada corporation
60.	MH, INC., a Nevada corporation
61.	MIRAGE LAUNDRY SERVICES CORP., a Nevada corporation
62.	MIRAGE LEASING CORP., a Nevada corporation
63.	MIRAGE RESORTS, INCORPORATED, a Nevada corporation
64.	MMNY LAND COMPANY, INC., a New York corporation
65.	MRGS, LLC, a Nevada limited liability company
66.	NEVADA LANDING PARTNERSHIP, an Illinois partnership

By:  Diamond Gold Inc., a Nevada corporation, Partner

By:  M.S.E. Investments, Incorporated, a Nevada corporation, Partner

67.	NEW CASTLE CORP., a Nevada corporation
68.	NEW PRMA LAS VEGAS, INC., a Nevada corporation
69.	NEW YORK-NEW YORK HOTEL & CASINO, LLC, a Nevada limited liability company
70.	NEW YORK-NEW YORK TOWER, LLC, a Nevada limited liability company
71.	OE PUB, LLC, a Nevada limited liability company
72.	PRMA LAND DEVELOPMENT COMPANY, a Nevada corporation
73.	PRMA, LLC, a Nevada limited liability company
74.	PROJECT CC, LLC, a Nevada limited liability company
75.	RAILROAD PASS INVESTMENT GROUP LLC, a Nevada limited liability company
76.	RAMPARTS, INC., a Nevada corporation
77.	SIGNATURE TOWER I, LLC, a Nevada limited liability company
78.	SIGNATURE TOWER 2, LLC, a Nevada limited liability company
79.	SIGNATURE TOWER 3, LLC, a Nevada limited liability company
80.	THE CRYSTALS AT CITYCENTER MANAGEMENT, LLC, a Nevada limited liability company
81.	THE SIGNATURE CONDOMINIUMS, LLC, a Nevada limited liability company

82.	THE MIRAGE CASINO-HOTEL, a Nevada corporation
83.	TOWER B, LLC, a Nevada limited liability company
84.	TOWER C, LLC, a Nevada limited liability company
85.	VDARA CONDO HOTEL, LLC, a Nevada limited liability company
86.	VENDIDO, LLC, a Nevada limited liability company
87.	VICTORIA PARTNERS, a Nevada partnership

By: MRGS LLC, a Nevada limited liability company, Partner

By: Gold Strike L.V., a Nevada partnership, Partner

88.	VIDIAD, a Nevada corporation
89.	VINTAGE LAND HOLDINGS, LLC, a Nevada limited liability company
90.	VINTAGE LAND HOLDINGS II, LLC, a Nevada limited liability company
91.	MGM RESORTS AVIATION CORP., a Nevada corporation
92.	MGM RESORTS CORPORATE SERVICES, a Nevada corporation
93.	MGM RESORTS DEVELOPMENT LLC, a Nevada limited liability company
94.	MGM RESORTS INTERNATIONAL GLOBAL GAMING DEVELOPMENT, LLC, a Nevada limited liability company

[The remainder of this page is intentionally left blank.  Signature on the following page.]

By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Secretary or Attorney-in-Fact,
as applicable, of each of the foregoing

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	/s/ Michael Grimes
	Name:	Michael Grimes
	Title:	Director
For itself and as Representative of the other Underwriters named in Schedule A hereto.

Schedule A

Underwriters

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$190,000,000
Barclays Capital Inc.	$140,000,000
J.P. Morgan Securities LLC	$100,000,000
Wells Fargo Securities, LLC	$100,000,000
BNP Paribas Securities Corp.	$80,000,000
SMBC Nikko Capital Markets Limited	$80,000,000
Citigroup Global Markets Inc.	$60,000,000
Deutsche Bank Securities Inc.	$60,000,000
RBS Securities Inc.	$60,000,000
Morgan Stanley & Co. LLC	$50,000,000
UBS Securities LLC	$50,000,000
Commerz Markets LLC	$20,000,000
Scotia Capital (USA) Inc.	$10,000,000
Total	$1,000,000,000

Schedule A-1

Schedule B

MGM RESORTS INTERNATIONAL

$1,000,000,000 OF 7.75% SENIOR NOTES DUE 2022

1.             The initial offering price for the Notes shall be 100.0% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.  After the initial offering, the offering price may be changed.

2.             The purchase price to be paid to the Company by the Underwriters for the Notes shall be 98.75% of the principal amount thereof plus accrued interest, if any, from the date of issuance.

3.             The interest rate on the Notes shall be 7.75% per annum.

Schedule B-1

Schedule C

Company Subsidiaries

1.	350 LEASING COMPANY I, LLC, a Nevada limited liability company
2.	350 LEASING COMPANY II, LLC, a Nevada limited liability company
3.	450 LEASING COMPANY I, LLC, a Nevada limited liability company
4.	550 LEASING COMPANY I, LLC, a Nevada limited liability company
5.	550 LEASING COMPANY II, LLC, a Nevada limited liability company
6.	AC HOLDING CORP., a Nevada corporation
7.	AC HOLDING CORP. II, a Nevada corporation
8.	ARIA RESORT & CASINO, LLC, a Nevada limited liability company
10.	BEAU RIVAGE RESORTS, INC., a Mississippi corporation
11.	BELLA LOUNGE, LLC, a Nevada limited liability company
12.	BELLAGIO, LLC, a Nevada limited liability company
13.	BUNGALOW, INC., a Mississippi corporation
14.	CIRCUS CIRCUS CASINOS, INC., a Nevada corporation
15.	MGM RESORTS MISSISSIPPI, INC., a Mississippi corporation
16.	CITYCENTER FACILITIES MANAGEMENT, LLC, a Nevada limited liability company
17.	CITYCENTER REALTY CORPORATION, a Nevada corporation
18.	DESTRON, INC., a Nevada corporation
19.	DIAMOND GOLD, INC., a Nevada corporation
20.	GALLEON, INC., a Nevada corporation
21.	GOLD STRIKE FUEL COMPANY, LLC, a Nevada limited liability company
22.	GOLD STRIKE L.V., a Nevada partnership
23.	GRAND LAUNDRY, INC., a Nevada corporation
24.	IKM MGM MANAGEMENT, LLC, a Nevada limited liability company
25.	IKM MGM, LLC, a Nevada limited liability company
26.	JEAN DEVELOPMENT COMPANY, LLC, a Nevada limited liability company
27.	JEAN DEVELOPMENT NORTH, LLC, a Nevada limited liability company
28.	JEAN DEVELOPMENT WEST, LLC, a Nevada limited liability company
29.	JEAN FUEL COMPANY WEST, LLC, a Nevada limited liability company
30.	LV CONCRETE CORP., a Nevada corporation
31.	M3 NEVADA INSURANCE COMPANY, a Nevada corporation
32.	M.I.R. TRAVEL, a Nevada corporation
33.	M.S.E. INVESTMENTS, INCORPORATED, a Nevada corporation
34.	MAC, CORP., a New Jersey corporation
35.	MANDALAY CORP., a Nevada corporation
36.	MANDALAY EMPLOYMENT, LLC, a Nevada limited liability company
37.	MANDALAY MARKETING AND EVENTS, a Nevada corporation
38.	MANDALAY PLACE, a Nevada corporation
39.	MANDALAY RESORT GROUP, a Nevada corporation
40.	METROPOLITAN MARKETING, LLC, a Nevada limited liability company
41.	MGM BRIMFIELD, LLC, a Massachusetts limited liability company
42.	MGM CHINA HOLDINGS, LIMITED, a Grand Cayman limited liability company

Schedule C-1

43.	MGM GRAND (INTERNATIONAL), PTE LTD., a Singapore corporation
44.	MGM GRAND (MACAO) LIMITED, a Macao S.A.R. corporation
45.	MGM GRAND ATLANTIC CITY, INC., a New Jersey corporation
46.	MGM GRAND CONDOMINIUMS, LLC, a Nevada limited liability company
47.	MGM GRAND CONDOMINIUMS II, LLC, a Nevada limited liability company
48.	MGM GRAND CONDOMINIUMS III, LLC, a Nevada limited liability company
49.	MGM GRAND CONDOMINIUMS EAST-TOWER I, LLC, a Nevada limited liability company
50.	MGM GRAND DETROIT, LLC, a Delaware limited liability company
51.	MGM GRAND DETROIT II, LLC, a Delaware limited liability company
52.	MGM GRAND DETROIT, INC., a Delaware corporation
53.	MGM GRAND HOTEL, LLC, a Nevada limited liability company
54.	MGM HOSPITALITY INDIA PRIVATE LIMITED, an India corporation
55.	MGM RESORTS ADVERTISING, INC., a Nevada corporation
56.	MGM RESORTS AIRCRAFT HOLDINGS, LLC, a Nevada limited liability company
57.	MGM RESORTS AVIATION CORP., a Nevada corporation
58.	MGM MIRAGE (BEIJING) HOSPITALITY SERVICES, LTD., a Hong Kong corporation
59.	MGM RESORTS CHINA HOLDINGS LIMITED, a Hong Kong corporation
60.	MGM RESORTS CLUB HOLDINGS, LTD., a Hong Kong corporation
61.	MGM RESORTS CORPORATE SERVICES, a Nevada corporation
62.	MGM RESORTS INTERNATIONAL DESIGN, a Nevada corporation
63.	MGM RESORTS DEVELOPMENT, LLC, a Nevada limited liability company
64.	MGM RESORTS ENTERTAINMENT AND SPORTS, a Nevada corporation
65.	MGM RESORTS INTERNATIONAL GLOBAL GAMING DEVELOPMENT, LLC, a Nevada limited liability company
66.	MGM MIRAGE HOSPITALITY DEVELOPMENT LLC (DUBAI), a Dubai limited liability company
67.	MGM MIRAGE HOSPITALITY DEVELOPMENT LLC (ABU DHABI), an Abu Dhabi limited liability company
68.	MGM MIRAGE HOSPITALITY HOLDINGS, LLC, a Dubai limited liability company
69.	MGM MIRAGE HOSPITALITY INTERNATIONAL HOLDINGS, LTD, an Isle of Man corporation
70.	MGM RESORTS ONLINE, LLC, a Nevada limited liability company
71.	MGM HOSPITALITY, LLC, a Nevada limited liability company
72.	MGM INTERNATIONAL, LLC, a Nevada limited liability company
73.	MGM RESORTS INTERNATIONAL MARKETING, INC., a Nevada corporation
74.	MGM RESORTS LAND HOLDINGS, LLC, a Nevada limited liability company
75.	MGM RESORTS MACAO, LLC, a Nevada limited liability company
76.	MGM RESORTS MACAU, LTD., an Isle of Man corporation
77.	MGM RESORTS MANAGEMENT AND TECHNICAL SERVICES, LLC, a Nevada limited liability company
78.	MGM RESORTS MANUFACTURING CORP., a Nevada corporation
79.	MGM RESORTS INTERNATIONAL MARKETING, LTD, a Hong Kong corporation
80.	MGM RESORTS INTERNATIONAL OPERATIONS, INC., a Nevada corporation

81.	MGM RESORTS RETAIL, a Nevada corporation
82.	MGMM INSURANCE COMPANY, a Nevada corporation
83.	MGM RESORTS INTERNATIONAL HOLDINGS, LTD., an Isle of Man corporation
84.	MGM RESORTS LAKE CHARLES, LLC, a Louisiana limited liability company
85.	MGM MACAU, LTD., an Isle of Man corporation
86.	MH, INC., a Nevada corporation
87.	MIRAGE LAUNDRY SERVICES CORP., a Nevada corporation
88.	MIRAGE RESORTS, INCORPORATED, a Nevada corporation
89.	MMNY LAND COMPANY, INC., a New York corporation
90.	MRGS, LLC, a Nevada limited liability company
91.	NEVADA LANDING PARTNERSHIP, an Illinois partnership
92.	NEW CASTLE CORP., a Nevada corporation
93.	NEW PRMA LAS VEGAS, INC., a Nevada corporation
94.	NEW YORK-NEW YORK HOTEL & CASINO, LLC, a Nevada limited liability company
95.	NEW YORK-NEW YORK TOWER, LLC, a Nevada limited liability company
96.	NYNY ROKVEGAS, LLC a Nevada limited liability company
97.	OE PUB, LLC, a Nevada limited liability company
98.	PRMA LAND DEVELOPMENT COMPANY, a Nevada corporation
99.	PRMA, LLC, a Nevada limited liability company
100.	PROJECT CC, LLC, a Nevada limited liability company
101.	RAILROAD PASS INVESTMENT GROUP LLC, a Nevada limited liability company
102.	RAMPARTS, INC., a Nevada corporation
103.	SIGNATURE TOWER I, LLC, a Nevada limited liability company
104.	SIGNATURE TOWER 2, LLC, a Nevada limited liability company
105.	SIGNATURE TOWER 3, LLC, a Nevada limited liability company
106.	THE CRYSTALS AT CITYCENTER MANAGEMENT, LLC, a Nevada limited liability company
107.	THE SIGNATURE CONDOMINIUMS, LLC, a Nevada limited liability company
108.	THE MIRAGE CASINO-HOTEL, a Nevada corporation
109.	TOWER B, LLC, a Nevada limited liability company
110.	TOWER C, LLC, a Nevada limited liability company
111.	VDARA CONDO HOTEL, LLC, a Nevada limited liability company
112.	VENDIDO, LLC, a Massachusetts limited liability company
113.	VICTORIA PARTNERS, a Nevada partnership
114.	VIDIAD, a Nevada corporation
115.	VINTAGE LAND HOLDINGS, LLC, a Nevada limited liability company
116.	VINTAGE LAND HOLDINGS II, LLC, a Nevada limited liability company
117.	MGM RESORTS AVIATION CORP., a Nevada corporation
118.	MGM RESORTS CORPORATE SERVICES, a Nevada corporation
119.	MGM RESORTS DEVELOPMENT LLC, a Nevada limited liability company
120.	MGM RESORTS INTERNATIONAL GLOBAL GAMING DEVELOPMENT, LLC, a Nevada limited liability company

Schedule D

Pricing Supplement

[See Attached]

Exhibit A

Opinion matters covered by
Milbank, Tweed, Hadley & McCloy LLP,
counsel to the Company

1.         Each of the Company and the Delaware Subsidiary is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Final Prospectus.  The New York Subsidiary is validly existing as a corporation in good standing under the laws of the State of New York, with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Final Prospectus.

2.         Each of the Company and the Covered Subsidiaries has the corporate power to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture and the Securities.

3.         The Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and the Covered Subsidiaries.

4.         Each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by each of the Company and the Covered Subsidiaries, and constitutes the legal, valid and binding agreement of each of the Company and the Covered Subsidiaries, enforceable against the Company and the Covered Subsidiaries in accordance with its terms, except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws relating to or affecting creditors’ rights generally; (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (ii) concepts of materiality, reasonableness, good faith and fair dealing; and (c) in the case of rights to indemnity, as may be limited by law or public policy.

5.         The Notes have been duly authorized, executed and delivered by the Company and, when authenticated by the Trustee under the Indenture and issued and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except in each case:  (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (ii) concepts of materiality, reasonableness, good faith and fair dealing.  Each registered holder of the Notes will be entitled to the benefits of the Indenture.

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6.         The statements set forth in the Pricing Disclosure Package and the Final Prospectus under the caption “Description of Notes” insofar as such statements purport to summarize certain provisions of the Indenture and the Notes referred to therein as of the date hereof, fairly summarize in all material respects such provisions.

7.         The Registration Statement became effective under the Securities Act on [            , 20  ] and no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or threatened.  The filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

8.         Each of the Registration Statement, as of its most recent effective date, the Disclosure Package, as of the Applicable Time, and the Final Prospectus, as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act and the rules and regulations thereunder, except that we express no opinion and make no statement as to the financial statements and other financial and accounting information and management’s report on the effectiveness of internal control over financial reporting included or incorporated by reference therein.  In rendering this opinion we take no responsibility for the accuracy, completeness or fairness of the statements made in the Registration Statement, the Disclosure Package or the Final Prospectus, except to the extent set forth in paragraph 6.

9.         No Governmental Approval is required for the Company or any Covered Subsidiary to execute and deliver the Underwriting Agreement and the Indenture and for the Company to issue the Notes in accordance with the Indenture and for the sale of the Notes by the Company to you under the Underwriting Agreement, except such as have been made or obtained prior to the date hereof or as may be required under state securities or “blue sky” laws of any jurisdiction, as to which we express no opinion.

10.      None of the execution and delivery by the Company and the Subsidiary Guarantors of the Underwriting Agreement and the Indenture, the execution and delivery by the Company of the Notes, the issuance of the Notes in accordance with the Indenture nor the sale of the Notes by the Company to you under the Underwriting Agreement (i) results in a breach or violation of the certificate of incorporation or by-laws of the Company or any of the Covered Subsidiaries or (ii) constitutes a breach or violation of, or a default under, or results in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Covered Subsidiaries pursuant to, (a) the terms of any agreement listed on Schedule 1 attached hereto, or (b) any Applicable Law.

11.      The Company is not required to, and, immediately after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Prospectus, the Company will not be required to, register as an investment company under the Investment Company Act of 1940, as amended.

Exhibit B

Opinion matters covered by Lionel Sawyer & Collins,
Nevada counsel to the Company

1.  Each of the Company and the domestic Company Subsidiaries identified as Nevada entities on Exhibit A hereto (the “Nevada Subsidiaries”) has all authorizations, approvals, consents, orders, licenses, certificates and permits required of or from any governmental or regulatory body under the Nevada Gaming Control Act and the rules and regulations promulgated thereunder (the “Nevada Gaming Laws”) (each, a “Nevada Permit”) to own, lease and license its assets and properties and to conduct its business as described in each of the Pricing Disclosure Package and the Prospectus, but only to the extent the same are currently conducted and operated, and to issue the Notes and to execute the Subsidiary Guarantees (except to the extent disclosed in each of the Pricing Disclosure Package and the Prospectus with respect to the placement of restrictions on the transfer of and the entering into agreements not to encumber the Company’s interests in certain Company Subsidiaries licensed or registered under the Nevada Gaming Laws).  To the best of our knowledge, the Company and each of the Nevada Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect to Nevada Permits (except to the extent disclosed in each of the Pricing Disclosure Package and the Prospectus with respect to the placement of restrictions on the transfer of and the entering into agreements not to encumber the Company’s interests in certain Company Subsidiaries licensed or registered under the Nevada Gaming Laws), and, to the best of our knowledge, neither the Company nor any Nevada Subsidiary is in violation of any term or provision of any such Nevada Permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the holder of any such Nevada Permits.

2.  No Nevada Permits are required for the performance of the Underwriting Agreement or for the consummation of the transactions contemplated thereby or any other transaction described in each of the Pricing Disclosure Package and the Prospectus to be entered into prior to or contemporaneously with the sale of the Notes and the execution of the Subsidiary Guarantees to which the Nevada Subsidiaries are parties and shown on Exhibit B hereto, except (i) as disclosed in each of the Pricing Disclosure Package and the Prospectus and (ii) for such Nevada Permits that have been obtained. The execution, delivery and performance of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture, the Notes and the Subsidiary Guarantees and the consummation of the transactions contemplated therein and compliance by the Company and the Nevada Subsidiaries with its or their obligations thereunder will not result in any violation of the provisions of any Nevada Gaming Law or administrative regulation or any administrative or court decree with respect to any Nevada Gaming Law known to us which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Nevada Subsidiaries considered as one enterprise.

3.  The statements under the captions (A) “Regulation and Licensing “ regarding Nevada laws, rules, regulations and legal conclusions (and the statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 included in Exhibit 99.2 under the heading “Nevada Government Regulation”), (B) “Risk Factors,” (C) “Description of Notes—

B-1

Certain Gaming Law Limitations,” (D) “Description of Notes—Mandatory Disposition Pursuant to Gaming Laws” and (E) “Description of Notes—Further Assurances and Gaming Approval” and elsewhere in the Pricing Disclosure Package and the Prospectus insofar as such statements constitute a summary of matters of Nevada law, a summary of Nevada proceedings or Nevada legal conclusions, were true and correct in all material respects as of the Applicable Time and as of the Closing Time.

4.  The Nevada Subsidiaries are not, nor will they be upon the execution and delivery of the Indenture (including the Subsidiary Guarantees therein), subject to regulation under any Nevada statute or regulation limiting their ability to incur indebtedness for borrowed money, except the Nevada Gaming Laws and any rules, ordinances or regulations or local regulatory authorities, the provisions of which have been complied with by the Nevada Subsidiaries.

Such counsel may state that they express no opinion as to the laws of any jurisdiction other than the State of Nevada and that pursuant to Regulation 8.130 of the Nevada Gaming Commission, the transactions evidenced by this Agreement, the Indenture, the Notes and the Subsidiary Guarantees, and the performance of this Agreement and the Indenture, must be reported to the appropriate gaming authorities who may require rescission thereof if such transactions are inimical to the public health, safety, morals, good order or general welfare of the people of the State of Nevada or would reflect, or tend to reflect, discredit upon the State of Nevada or the gaming industry.

Exhibit C

Opinion matters covered by Fox Rothschild LLP,
New Jersey counsel to the Company

(i)                       Each of the New Jersey Subsidiaries has been duly incorporated and, based solely upon the respective Good Standing Certificates, is validly existing as a corporation in good standing under the laws of New Jersey.  All of the issued and outstanding shares of capital stock of MGM-AC have been duly authorized and validly issued, and, to our knowledge and based on the Certificate, are fully paid and nonassessable and are directly owned of record by the Company.  Assuming the Company acquired such shares of MGM-AC without knowledge of any security interest, lien, encumbrance or other adverse claim, then to the best of our knowledge, the Company holds such shares free and clear of any security interest, lien, encumbrance or other adverse claim.  All of the issued and outstanding shares of capital stock of MAC have been duly authorized and validly issued, and, to our knowledge and based on the Certificate, are fully paid and nonassessable and are directly owned of record by MRI.  Assuming MRI acquired such shares of MAC without knowledge of any security interest, lien, encumbrance or other adverse claim, then to the best of our knowledge, MRI holds such shares free and clear of any security interest, lien, encumbrance or other adverse claim.  To our knowledge, except as disclosed in each of the Pricing Disclosure Package and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any share of stock of any New Jersey Subsidiary or any security convertible into, exercisable for, or exchangeable for stock of such New Jersey Subsidiary.

(ii)                    Each of the New Jersey Subsidiaries has all requisite corporate power and authority to own, lease and license its assets and properties, to conduct its businesses as described in each of the Pricing Disclosure Package and the Prospectus, but only to the extent the same are currently conducted and operated, and to enter into and perform its obligations under the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and its Subsidiary Guarantee, to the extent it is a party thereto.

(iii)                 Each New Jersey Subsidiary has taken all necessary corporate action to authorize the execution, delivery and performance of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and its Subsidiary Guarantee, to the extent that it is a party thereto.

(iv)                To our knowledge, no New Jersey Subsidiary is in violation of any term or provision of its certificate of incorporation or bylaws.  Except as disclosed in each of the Pricing Disclosure Package and the Prospectus, to our knowledge, no default by either New Jersey Subsidiary exists under and no event has occurred which with notice or lapse of time, or both, would constitute a default by either New Jersey Subsidiary in the due performance and observance of any express term, covenant or condition of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which such New Jersey Subsidiary is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default would have a material adverse effect on the assets, properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries considered as one enterprise.

C-1

(v)                   The execution and delivery of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Subsidiary Guarantees, the performance of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and Subsidiary Guarantees and the consummation of the transactions contemplated thereby will not (A) to our knowledge, conflict with or result in a breach of any of the terms and provisions of, or require the prepayment of any indebtedness under, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the New Jersey Subsidiaries pursuant to the terms of any material agreement, instrument, franchise, license or permit to which either New Jersey Subsidiary is a party, or by which it or they may be bound or to which any of its or their property or assets is subject or (B) violate any Laws of the State of New Jersey having applicability to the Company, the Nevada Subsidiary or the New Jersey Subsidiaries or conflict with any provision of the certificates of incorporation or by-laws of the New Jersey Subsidiaries or, to our knowledge, any judgment, decree, order, statute, rule or regulation of any New Jersey court or any New Jersey public, governmental or regulatory agency or body having jurisdiction over the Company, the Nevada Subsidiary or the New Jersey Subsidiaries or any of their properties or assets, which, in the case of either clause (A) or (B) would have a material adverse effect on the condition, financial or otherwise or the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole.

(vi)                No authorization, approval, consent, order, license, certificate or permit (each, a “New Jersey Permit”) required of or from any governmental or regulatory body (collectively, the “New Jersey Gaming Authorities”) under the New Jersey Casino Control Act and the rules and regulations promulgated thereunder (the “New Jersey Gaming Laws”) is required for the performance of the Underwriting Agreement or for the consummation of the transactions contemplated thereby or any other transaction described in each of the Pricing Disclosure Package or the Prospectus to be entered into in connection therewith (including the issuance of the Subsidiary Guarantees) except as described in the Pricing Disclosure Package or the Prospectus and except for such New Jersey Permits that have been obtained and are in full force and effect and those which under the New Jersey Gaming Laws are not required to be obtained until after the date hereof.  The Underwriting Agreement, the Pricing Disclosure Package and the Prospectus have been presented to any and all New Jersey Gaming Authorities to the extent required under any New Jersey Gaming Laws, and such documents and the transactions contemplated thereby have been approved by or on behalf of such New Jersey Gaming Authorities to the extent required by any New Jersey Gaming Laws, and such approvals have not been revoked, modified or rescinded.

(vii)             The statements in each of the Registration Statemetn, the Prospectus and the Pricing Disclosure Package regarding New Jersey laws, insofar as such statements constitute a summary of matters of New Jersey law, a summary of New Jersey legal proceedings or New Jersey legal conclusions, were true and correct in all material respects as of the Applicable Time and as of the Closing Time.

(viii)          To our knowledge, there is no New Jersey action, suit or proceeding before or by any court or governmental agency or body now pending, or threatened, against or affecting the Company, the Nevada Subsidiary or the New Jersey Subsidiaries which, if adversely determined, would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole.

The New Jersey Subsidiaries are not, nor will they be upon the execution and delivery of the Indenture (including the Subsidiary Guarantees therein), subject to regulation under any New Jersey statute or regulation limiting their ability to incur indebtedness for borrowed money, except the New Jersey Gaming Laws.

Exhibit D
Opinion matters covered by Dickinson Wright PLLC,
Michigan counsel to the Company

(i)            No authorization, approval, consent, order, license, certificate or permit (each, a “Michigan Permit”) required of or from any governmental or regulatory body under the Michigan Gaming Control and Revenue Act and the Administrative Rules promulgated thereunder (the “Michigan Gaming Laws”) is required for the performance of the Underwriting Agreement or for the consummation of the transactions contemplated thereby or any other transaction described in each of the Pricing Disclosure Package or the Prospectus to be entered into in connection with such performance or consummation (including the issuance of the Subsidiary Guarantees) except as disclosed therein and for such Michigan Permits that have been obtained.  The Michigan Gaming Laws do not require the Underwriting Agreement, the Pricing Disclosure Package or the Prospectus or the transactions contemplated thereby to be presented to or approved by the Michigan Gaming Control Board or any other governmental agency or authority.

(ii)           The statements under the caption “Regulation and Licensing” and elsewhere in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package regarding Michigan laws, rules, regulations and legal conclusions and the statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 included in Exhibit 99.2 under the heading “Michigan Government Regulation and Taxation”, in each case as in effect at the date such statements were made, were true and correct in all material respects as of the Applicable Time and as of the Closing Time.

(iii)          MGM Grand Detroit, LLC, a Delaware limited liability company, MGM Grand Detroit II, LLC, a Delaware limited liability company and MGM Grand Detroit, Inc., a Delaware corporation (collectively, the “Michigan Subsidiaries”), are not, nor will they be upon the execution and delivery of the Indenture (including the Subsidiary Guarantees therein), subject to regulation under any Michigan statute or regulation limiting their ability to incur indebtedness for borrowed money, except the Michigan Gaming Laws and rules, ordinances or regulations of local regulatory authorities, any applicable provisions of which have been complied with by the Michigan Subsidiaries

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Exhibit E
Opinion matters covered by Butler, Snow, O’Mara, Stevens & Cannada, PLLC,
Mississippi counsel to the Company

(i)            Each of the Mississippi Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of Mississippi.  All of the issued and outstanding shares of capital stock of the Mississippi Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by the Company or a wholly owned, direct or indirect, domestic subsidiary of the Company.  Assuming the Company or such subsidiary acquired such shares in good faith and without knowledge of any adverse claim, to our knowledge, the Company or such subsidiary holds such shares free and clear of any security interest, lien, encumbrance or other adverse claim.  To our knowledge, except as disclosed in each of the Pricing Disclosure Package and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any share of stock of any Mississippi Subsidiary or any security convertible into, exercisable for, or exchangeable for stock of such Subsidiary.

(ii)           Each of the Mississippi Subsidiaries has all requisite corporate power and authority to own, lease and license its assets and properties, to conduct its businesses as described in the Pricing Disclosure Package and the Prospectus, but only to the extent the same are currently conducted and operated, and to enter into and perform its obligations under the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and its Subsidiary Guarantee, to the extent that it is a party thereto.

(iii)          Each Mississippi Subsidiary has taken all necessary corporate action to authorize the execution and delivery of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and its Subsidiary Guarantee, to the extent that it is a party thereto.  The execution and delivery of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Subsidiary Guarantees and performance of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Subsidiary Guarantees by the respective parties thereto and the consummation of the transactions contemplated in the Underwriting Agreement, the Pricing Disclosure Package and the Prospectus and compliance by the Mississippi Subsidiaries with their respective obligations thereunder will not: (1) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Mississippi Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any Mississippi Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of any Mississippi Subsidiary is subject which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; or (2) result in any violation of the provisions of (A) any applicable law, administrative regulation or administrative or court decree which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or (B) the articles of incorporation or bylaws of any Mississippi Subsidiary.

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(iv)         To our knowledge, no Mississippi Subsidiary is in violation of any term or provision of its articles of incorporation or bylaws.  Except as disclosed in each of the Pricing Disclosure Package and the Prospectus, to our knowledge, no default exists and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any express term, covenant or condition by such Mississippi Subsidiary of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which such Mississippi Subsidiary is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default would have a material adverse effect on the assets, properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries considered as one enterprise.

(v)          No authorization, approval, consent, order, license, certificate or permit (each, a “Mississippi Permit”) required of or from any governmental or regulatory body under the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder (“Mississippi Gaming Laws”) is required for the performance of the Underwriting Agreement or for the consummation of the transactions contemplated thereby or any other transaction described in each of the Pricing Disclosure Package and the Prospectus to be entered into in connection therewith (including the issuance of the Subsidiary Guarantees) except for such Mississippi Permits that have been obtained.  The Underwriting Agreement, the Pricing Disclosure Package and the Prospectus have been presented to any and all governmental agencies or authorities to the extent required by any Mississippi Gaming Laws, and such documents and the transactions contemplated hereby or thereby have been approved by or on behalf of such governmental agencies or authorities to the extent required by any Mississippi Gaming Laws, or the requirement for approval has been waived, and such approvals or waivers have not been revoked, modified or rescinded.

(vi)         The statements under the caption “Regulation and Licensing” and elsewhere in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding Mississippi laws, rules, regulations and legal conclusions included in the Pricing Disclosure Package and in the Prospectus and the statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 included in Exhibit 99.2 under the heading “Mississippi Government Regulation,” in each case as in effect at the date such statements were made, were true and correct in all material respects as of the Applicable Time and as of the Closing Time.

(vii)        The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Mississippi Subsidiaries.

(viii)       To the best of our knowledge, there are no material legal or governmental proceedings pending or threatened other than any regularly scheduled re-licensing proceedings now pending before any Mississippi gaming authority and other than those disclosed in the Pricing Disclosure Package and the Prospectus, the adverse determination of which would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise.

(ix)         The Base Indenture, the Supplemental Indenture and the Subsidiary Guarantees have been duly and validly authorized, executed and delivered by the Mississippi Subsidiaries party thereto and (assuming the due authorization, execution and delivery of the Base Indenture, the Supplemental Indenture by the Trustee) constitute valid and binding agreements of the Subsidiary Guarantors enforceable against the Subsidiary Guarantors in accordance with their terms.

(xi)          The Mississippi Subsidiaries are not, nor will they be upon the execution and delivery of the Indenture (including the Subsidiary Guarantees therein), subject to regulation under any Mississippi statute or regulation limiting their ability to incur indebtedness for borrowed money, except the Mississippi Gaming Laws and any rules, ordinances or regulations of local regulatory authorities, the provisions of which have been complied with by the Mississippi Subsidiaries.

Exhibit F
Opinion matters covered by Cahill Gordon & Reindel LLP

(i)            The certain matters set forth in (3) (as to Delaware corporations) of Exhibit A.

(ii)           Cahill Gordon & Reindel LLP will also provide a negative assurances letter with respect to the matter described in the last paragraph of Exhibit A other than with respect to Gaming Laws.

In giving its opinions required by subsection (a)(7) of Section 5, Cahill Gordon & Reindel LLP shall be entitled to assume the accuracy of the matters expressed in the opinions of internal counsel to the Company and Lionel Sawyer and Collins with respect to Nevada law matters, Butler, Snow, O’Mara, Stevens & Cannada, PLLC with respect to Mississippi law matters, Fox Rothschild LLP with respect to New Jersey law matters, Dickinson Wright PLLC with respect to Michigan law matters and Shefsky and Froelich Ltd. with respect to Illinois matters.

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Exhibit G

Opinion matters covered by Shefsky and Froelich Ltd.

Illinois Counsel to the Company

(i)            The statements under the caption “Regulation and Licensing” included in each of the Pricing Disclosure Package and the Prospectus and the statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 included in Exhibit 99 under the heading “Illinois Government Regulation”), to the extent such statements have been incorporated by reference into the Pricing Disclosure Package and the Prospectus, insofar as such statements constitute a summary of matters of Illinois law, a summary of Illinois proceedings or Illinois legal conclusions, were true and correct in all material respects as of the Applicable Time and as of the Closing Time.

(ii)           Other than those disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no authorization, approval, consent, order, license, certificate or permit (each, an “Illinois Permit”) required of or from any governmental or regulatory body under the Illinois Riverboat Gambling Act and the rules and regulations promulgated thereunder (the “Illinois Gaming Laws”) is required for the performance of the Underwriting Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in each of the Pricing Disclosure Package or the Prospectus to be entered into in connection therewith (including the issuance of the Subsidiary Guarantees) except for such Illinois Permits that have been obtained.  The Illinois Gaming Laws do not require this Agreement, the Registration Statement, the Pricing Disclosure Package or the Prospectus or the transactions contemplated hereby or thereby to be presented to or approved by the Illinois Gaming Board or any other governmental agency or authority.

(iii)          Other than to the extent disclosed in the Pricing Disclosure Package and the Prospectus, Nevada Landing Partnership is not, nor will it be upon the execution and delivery of the Indenture (including the Subsidiary Guarantees therein), subject to regulation under any Illinois statute or regulation limiting their ability to incur indebtedness for borrowed money, except the Illinois Gaming Laws and any rules, ordinances or regulations of local regulatory authorities, the provisions of which have been complied with by Nevada Landing Partnership.

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